UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment no.2

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIRELESS STEPS, INC.

Nevada	3021	98-0680168
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2360 Corporate Circle – suite 400

Henderson, NV, 89074-7722

Telephone: (702) 522-1521

Fax: (702) 522-1603

______________________________

Copies to:

Diane D. Dalmy

Attorney at Law

8965 W. Cornell Place

Lakewood, Colorado 80227

(303) 985-9324 (telephone)

(303) 988-6954 (fax)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering          [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer [  ]

      Smaller reporting Company [X]

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered	Proposed maximum Offering price per share(1)	Proposed maximum aggregate Offering price	Amount of registration fee
Common	4,000,000	$0.02	$80,000.00	$9.29

(1)  Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) of the Securities Act of 1933.

(2)  Offering price has been arbitrarily determined by the Board of Directors.

(3)  The Offering will be valid for 90 days after this registration statement becomes effective.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities Exchange Commission nor any state securities commissions have approved or disapproved of these securities or passed upon the adequacy of the Prospectus.  Any representation to the contrary is a criminal offense.

Prospectus

TIRELESS STEPS, INC.

4,000,000 Shares of Common Stock

$0.02 per share

This is a public offering of 4,000,000 shares of Common Stock of Tireless Steps, Inc. (“TS”).  Prior to this registration, there has been no public trading market for the common stock TS and it is not presently traded on any market or securities exchange.

Our sole officer and director, Ms. Lei Sun, will market our common stock and offer and sell the securities on our behalf.  This is a best efforts direct participation offering that will not utilize broker-dealers.  Our sole officer and director will not receive any compensation for her role in selling shares in the offering. She will only be soliciting investments into the Company from friends, family and those persons with which she has a prior business relationship and that she reasonably believes would have an interest in investing in the Company.  The officer and director will distribute to all interested investors a copy of the Company’s prospectus.

Completion of this offering is not subject to a minimum offering amount. The sale of the 4,000,000 shares is intended to be a self-underwritten public offering, with no minimum purchase requirement.  Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering.  We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account, which may represent risks to investors in our stocks. Please refer to Risk Factors starting on page 09 for more detailed information. Any funds raised from the offering will be immediately available to the Company for our immediate use.

This offering will terminate in 90 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed

There is currently no market for our common stock and we do not know if any active trading market will develop.  Upon the effectiveness of this registration statement we intend to  arrange for a broker dealer to apply on our behalf for quotation on the Over-the Counter Bulletin Board (“OTCBB”). There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

This offering involves a high degree of risk.  Please see Risk Factors starting on page 09 to read about factors you should consider before buying shares of the common stock.

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We are not a blank check company and we have no intentions of entering into a business combination.

The Company does not plan to use this offering Prospectus before the effective date.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.02	$0.00	$0.02
Minimum	0	$0.00	$0.00	$0.00
50% of Offering	2,000,000	$40,000	$0.00	$40,000
Maximum	4,000,000	$80,000	$0.00	$80,000

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART I

Prospectus Summary

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus regarding Tireless Steps, Inc. (“Tireless Steps”).  In this Prospectus, unless the context otherwise denotes, references to “the Company”, “we,” “us,” “our,”, “TS” and “Tireless Steps, Inc.” are to the Company.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information About Tireless Steps

We were incorporated in the State of Nevada as Tireless Steps, Inc. on September 21, 2010, with fiscal year of September 30. We are a start-up stage company still in the development stage. We are a company without revenues; we have minimal assets and have incurred losses since inception.

We have received a going concern opinion from our auditor. We have incurred $20,763 in losses since inception.

Tireless Steps’ mission is to provide pleasure and comfort in every step of a person’s life and to be an environmentally aware Company. We intend to market our products to individuals that would prefer to buy green. Our intent is to use recycled rubber products as the core material for our product lines.  Our raw material focus will be old tires.

Our initial target market is going to be women’s non-athletic footwear..Our entry product in this market will be flip-flops from our “Clear & Soft” footwear line, for those who seek both a clear environmental consciousness and comfortable footwear.

Our strategy is to create market differentiation by marketing ourselves as a green Company with green products.

We have no operations or products and we are not a blank check company. We have no current plans with regard to any merger, consolidation or sale of assets.

We have not created a prototype for the flip-flops that we intend to be our entry product and we have not yet developed a "Clear & Soft" footwear line.

Contact Information

Our office is located at:

Tireless Steps, Inc.

2360 Corporate Circle – suite 400

Henderson, NV, 89074-7722

Phone: (702) 522-1521

Fax: (702) 522-1603

Email: contact@tirelesssteps.com

The Offering

This prospectus covers the offering of 4,000,000 shares of Tireless Steps’ Common Stock.  The offering price is $0.02 per share. Officers, Directors or significant investors own none of the shares being offered. Our sole Officer and Director owns 11,000,000 shares of Common Stock.

There is no minimum number of shares that must be sold but the Company will use its best efforts to sell the securities offered. The Company will retain the proceeds from the sale of any of the offered shares.

This is our initial public offering and no public market currently exists for shares of TS common stock.  We can offer no assurance that an active trading market will ever develop for our common stock. The Company’s sole officer and director will sell the common stock upon effectiveness of this registration statement.

Securities Being Offered:	4,000,000 Shares of common stock, $.001 par value.
Offering Price per Share:	$0.02
Offering Period:	The shares are being offered for a period not to exceed 90 days from the effective date of the prospectus. Tireless Steps may at its discretion extend the offering for an additional 90 days.
Minimum number of shares to be sold in this offering	None
Net Proceeds to Our Company:	$0 to $80,000.
Use of Proceeds:	Business development
Number of Shares Outstanding Before the Offering:	11,000,000
Number of Shares Outstanding After the Offering:	15,000,000

You should rely only upon the information contained in this prospectus. Tireless Steps has not authorized anyone to provide you with information different from that, which is contained in this prospectus. The Company is offering to sell shares of common stock in jurisdictions where our prospectus is valid. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Risk Factors

Investment in the securities offered in this prospectus involves certain risks and is suitable only for investors who can lose their entire investment.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus before making an investment decision.

If any of the following risks actually occur, our business, financial condition and results of operations could be harmed, and you may lose all or part of your investment.

The Company has made its best effort and applied its best knowledge to identify all material risks regarding this offering. Tireless Steps should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

1.

The Company’s Auditors have Issued A Going Concern Comment

The Company has generated no revenues, has accumulated a loss during its development stage and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern if it does not raise additional capital.

Our independent auditors have raised substantial doubt about our ability to continue as a going concern. This may impair our ability to raise capital on attractive terms. There is no guarantee that we will ever achieve significant revenues and therefore remain a going concern.  If we do not achieve revenues sufficient to move forward with our business plan, our business will fail.

2.

We May Continue To Lose Money, And If We Do Not Achieve Profitability, We May Not Be Able To Continue Our Business

Since our inception, we have generated no revenues from operations, and have incurred expenses and losses.  In addition, we expect to continue to incur significant operating expenses.  As a result, we will need to generate significant revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant.  Results of operations will depend upon numerous factors. Some of these factors, such as market acceptance of our products and services, and competition, are beyond our control.

3.

The Company Is Subject To The Risks Inherent In The Creation Of A New Business

The Company is subject to all the risks inherent in the creation of a new business.  The implementation of our business strategy is still in the development stage..  Accordingly, our intended business and operations may not prove to be successful in the near future, if at all.  Any future success will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time.  Conversely, these same factors could have a material adverse effect upon our financial condition, business prospects, and operations and the value of an investment in the Company.

4.

We May Be Subject To Government Laws And Regulations Particular To Our Operations With Which We May Be Unable To Comply.

We may not be able to comply with all current and future government regulations which are applicable to our business.  Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax, and social security laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts.  In addition, we are subject to laws and regulations governing corporate financial conduct. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities.  Our failure to comply with regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in the cessation of our active business operations.

5.

Our Revenue Growth Rate Depends Primarily On Our Ability To Raise Capital Under This Offering in order to Execute Our Business Plan

Our ability to execute our business plan in the short term depends on our ability to raise capital under this offering.  This access to capital impacts several aspects of the business plan including the ability to:

•

Negotiate contracts and agreements with possible suppliers with acceptable terms;

•

Hire and train qualified personnel;

•

Marketing and development costs at affordable rates; and,

•

Find an affordable labor force.

6.

A Failure To Manage Our Growth Effectively Could Harm Our Business And Offering Results

Financial controls, management controls, and information systems may be inadequate to support our expansion.  Managing our growth effectively will require continued enhancement to these systems, procedures and controls, and to hire, train, and retain management and staff.  We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure.  Our failure to manage our growth effectively could harm our business and operating results.

7.

The Company’s Ability To Expand Its Operations Will Be Limited by the Extent of its Income From Sales as The Company Does Not Intend to Secure Additional Funding By Way of Debt.

Developing our business may require significant capital in the future.  To meet our capital needs, we expect to rely solely on our cash flow from operations and not to rely on third-party financing.  Third-party financing, if available, may not be available on terms favorable to us.  Our ability to obtain additional funding would be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt.  These factors may make the timing, amount, terms and conditions of debt financings unattractive, therefore we do not consider borrowing to be a viable option for consideration.  Our inability to raise capital, from sales revenues alone could impede our growth.

8.

Our sole Officer And Director Currently Owns 100%  Of The Issued And Outstanding Stock And Will Continue to Control No Less Than 73.3% Of The Company’s Issued And Outstanding Common Stock After This Offering

The Company’s sole officer and director, Ms. Sun, owns 100% of the outstanding shares and will own 73.3% after this offering is completed. Accordingly, she will have complete control in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of assets. She also has the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of assets, the interests of Ms. Sun may still differ from the interests of the other stockholders. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or her successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the Company’s management.

9.

Investors May Lose Their Entire Investment If Tireless Steps, Inc. Fails To Implement Its Business Plan

The Company expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development stage company.  TS incorporated in Nevada on September 21, 2010.  The Company has no demonstrable operations record of substance upon which investors can evaluate the Company’s business and prospects.  Any investor in TS should carefully consider the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  The Company cannot guarantee that it will be successful in accomplishing its objectives.

10.     Because our management has limited experience running a footwear business, our business has a higher risk of failure.

The Company’s sole officer and director, Ms. Sun, has limited experience running a footwear business. Her background is primarily  in retail,  though not specifically with the footwear segment. As a result, we may not be able to recognize and take advantage of industry trends and opportunities without aid of qualified consultants. Her decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

11.

Competitors With More Resources May Force Us Out Of Business

We will compete with many well-capitalized and well-established companies that may attempt to hinder our entry into the marketplace.  Aggressive pricing or aggressive advertising campaigns by our competitors could make it very difficult to operate profitably and could force us to terminate operations entirely.

12.

We May Have Difficulty Attracting And Retaining Management And Outside Independent Members to Our Board Of Directors

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors` and officers` liability insurance.  We currently do not carry directors` and officers` liability insurance.  Directors` and officers` liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to provide directors` and officers` liability insurance at affordable rates or at all, it may become increasingly difficult to attract and retain qualified outside directors to serve on our board of directors.

13.

You May Not be Able To Sell Your Shares In Tireless Steps, Inc. Because There Is No Public Market For The Company’s Stock

There is currently no market for our common stock and we do not know if any active trading market will develop.  Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over-the Counter Bulletin Board (“OTCBB”). There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

14.

Currently All Of Tireless Steps, Inc, Issued and Outstanding Common Shares are Restricted From Resale, If And When The Restriction On These Shares Is Lifted, The Price Of Tireless Steps, Inc, Common Stock Could Be Adversely Affected.

All of the presently outstanding shares of common stock, aggregating 11,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale, provided the Company is current in its reporting obligations under the Exchange Act and subject to certain manner of resale provisions. The Company currently has one shareholder who in total owns 11,000,000 restricted shares or 100% of the outstanding common stock.  When these shares become unrestricted and available for sale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop. Currently the Company is a Shell company as defined by the SEC and Rule 144 is not applicable to the Company.

15.

If We Fail To Remain Current On Our Reporting Requirements, We Could Be Removed From The OTC Bulletin Board

Companies trading on the OTC Bulletin-Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin-Board.  If we obtain the ability to have our stock quoted on the OTC Bulletin Board, and we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin-Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

16.

Our Common Stock Is Subject To Penny Stock Rules Of The Securities Exchange Commission, And The Trading Market In Our Common Stock Is Limited, Which Makes Transactions In Our Stock Cumbersome And May Reduce The Investment Value Of Our Stock

Our shares of common stock are “penny stocks” of the Securities and Exchange Commission and the trading market in our securities is limited. This makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.  The Securities and Exchange Commission (“SEC”) has adopted Rule 3a51-1 which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that (i) has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, or (ii) is not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association.  For any transaction involving a penny stock, unless exempt, the rules require:

▪

That a broker or dealer approve a person`s account for transactions in penny stocks; and,

▪

That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination.  Additionally, the broker or dealer must receive a signed, written agreement from the investor prior to the transaction.  Quotation of our stock on the OTCBB will not necessarily remove the penny stock restrictions of our common stock.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, the commission payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

17.

Market For Penny Stock Has Suffered In Recent Years From Patterns Of Fraud And Abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

▪

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

▪

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

▪

Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

▪

Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

Page13 of 50

▪

      The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

18.

Inability And Unlikelihood To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective Investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If Prospective Investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

19.

As We Do Not Have An Escrow Or Trust Account For Investor’s Subscriptions, If We File For Or Are Forced Into Bankruptcy Protection, Investor’s Will Lose Their Entire Investment

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors. Also, the company will have immediate access to the funds invested.

20.

As The Company’s Sole Officer And Director Has Other Outside Business Activities, She May Not Be In Position To Devote A Majority Of Her Time To The Company, Which May Result In Periodic Interruptions Or Business Failure

Ms. Sun, our sole officer and director, has other business interests and currently devotes approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Ms. Sun, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business require the full business time of our sole officer and director, she is prepared to adjust her timetable to devote more time to the Company’s business. She may not, however, be able to devote sufficient time to the management of the Company’s business, resulting in periodic interruptions of the Company’s plans.. Such delays could have a significant negative effect on the success of the business.

21.

As The Company’s Sole Officer And Director Is Currently A Non-Resident Of The United Sates, For The Mean Time, It May Be Difficult To Count On Her Personal Presence In case Of Any Judgment Obtained Against Her In United States Courts Or If Any Event Which Would Request Her Presence

Ms. Sun, our sole officer and director, is currently living in China and has other outside business activities in this country. Since we are in the early stages of our business, Ms. Sun devotes only approximately 5 - 10 hours per week to managing the Company’s affairs.

 If any event were to occur which would request her personal presence in the United States, including judgments or legal matters for instance, it may be difficult to arrange for her presence in a timely manner. Such a situation could have a significant negative effect on the success of our business.

 That being said, Ms. Sun is prepared to adjust her timetable to devote more time to the company’s business and travel if the business requires to. As soon as the Company has enough funds and initiates its operation, sufficient staff will be hired, including directors with power to represent the Company.

22.

We May Be Unable To Gain Any Significant Market Acceptance For Our Products And Services Or Establish A Significant Market Presence

The company’s growth strategy is substantially dependent upon its ability to market its products successfully to prospective customers. ,With that in mind, however, its products may not achieve significant acceptance from a customer base. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

23.

If We Are Unable To Continually Develop Our Products, Our Business Will Fail

If we are unable to continually develop our products in order to fulfill the requirements of our target market, we will not be competitive and our business will fail. There  is no assurance that we will be successful in implementing our development process, and in so doing, ,maintaining a competitive position in the market.

24.

Because We Have No Name Recognition. We May, Be Prevented From Generating Revenues, Which Will Reduce The Value Of Your Investment

Being a development stage company with no brand recognition at this point in time, we face significant challenges in creating awareness of our product and hence generating adequate revenue.  As a result, we may not be able to execute our business plan which would have material adverse effect on the value of your investment.

25.

We May Not Be Able To Find A Suitable Third Party Manufacturer That Is Capable Of Molding Our First Flip Flops At An Acceptable Cost And With The Required Capability

In order to prototype, test and support the development of our products, the Company will need to contract third party manufacturers capable of producing our products at an acceptable cost.  The Company’s strategy is to outsource the manufacturing, thus lowering the initial investment needed to begin operations.,  The Company may face challenges in contracting and maintaining capable manufacturers at a reasonable cost given the fact that we will initially have a low volume of production.. Without the support of capable manufacturers we have no way of getting our products fabricated, which would result in failure of the business.

26.

The Combination of Green Awareness And Footwear May Not Compose A Market Big And Attractive Enough To Sustain A Profitable Business

The Company’s target market is composed of consumers who would prefer a Green solution for footwear over standard – non-recycled rubber – alternatives.  This is a relatively new segment of the consumer movement related to environmental preservation through the use of recycled tires.

If the Company is unable to access a large enough target market to sustain a profitable business or new competitors are able to minimize our market share then we may never establish a viable business, which may result in the loss of your entire investment.

3   Use of Proceeds

The following table details the Company’s intended use of proceeds from this offering, for the first eighteen (18) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Assuming that 100% of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

If 100% of
GROSS PROCEEDS FROM THIS	Shares Sold
OFFERING	$80,000

OFFERING EXPENSES
Legal & Accounting	$4,500
Transfer Agent & Printing	$1,500
TOTAL	$6,000
SALES & MARKETING
Market Analysis	$11,000
Product Development	$15,000
Suppliers's Selection	$3,000
Marketing Planning	$4,000
Legal and regulatory studies	$5,000
TOTAL	$38,000
IMPLEMENTATION
Manufacturing Planning	$3,000
Website development	$14,000
TOTAL	$17,000
ADMINISTRATIVE EXPENSE
Legal & Accounting	$14,000
Satationery & Copy	$5,000
TOTAL	$19,000
TOTALS	$80,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

The above expenditures are defined as follows:

▪

Offering Expenses:  Fees paid to our attorney and independent auditors for preparation and filing of SEC documents, and other State and Federal documents. Also, fees paid to our accountants for ongoing financial statement preparation and fees paid to the transfer agent for issuing corporate stock and facilitating subsequent stock transactions and oversight, and any other fees that may be paid for ongoing corporate services.

▪

Sales & Marketing: Investments related to the activities of purchasing market studies and researches for market analysis, product development, selection of suppliers and manufacturers, marketing planning and legal and regulatory studies.

▪

Implementation: Investments related to the activities of manufacturing planning and the Company’s website development.

▪

Administrative Expenses: Fees paid to our attorney, independent auditors and accountants related to operation of the business. Also, any amount paid for communications, postage and shipping, office supplies and other miscellaneous items that are administrative in nature.

For more detailed description of the expenditures described before, please refer to “Plan of Operation” on page 42.

There is no assurance that we will be able to raise the entire amount of this Offering.  The following chart details how we will use the proceeds if we raise only 25% or 50% or 75% of this offering:

	If 25% of	If 50% of	If 75% of
GROSS PROCEEDS FROM THIS	Shares Sold	Shares Sold	Shares Sold
OFFERING	20,000	40,000	60,000

OFFERING EXPENSES
Legal & Accounting	$4,500	$4,500	$4,500
Transfer Agent & Printing	$1,500	$1,500	$1,500
TOTAL	$6,000	$6,000	$6,000
SALES & MARKETING
Market Analysis	$3,000	$7,000	$11,000
Product Development	$1,500	$6,500	$12,000
Selection of Suppliers & Manufactures	$1,500	$2,000	$2,500
Marketing Planning	$1,000	$2,000	$2,000
Legal and regulatory studies	$1,000	$2,500	$2,500
TOTAL	$8,000	$20,000	$30,000
IMPLEMENTATION
Manufacturing Planning	$500	$1,000	$2,000
Website development	$3,500	$8,000	$12,000
TOTAL	$4,000	$9,000	$14,000
ADMINISTRATIVE EXPENSES
Legal & Accounting	$1,500	$4,000	$7,500
Satationery & Copy	$500	$1,000	$2,500
TOTAL	$2,000	$5,000	$10,000
TOTALS	$20,000	$40,000	$60,000

If less than 100% of this Offering is sold, the Company will have to strictly curtail its development plans. In order to try to guarantee the success of the development of our business operation, in this situation we will prioritize investments which can show to more investors the viability of the Company. Therefore, we will allocate the majority of the funds raised in market analysis and product development, letting investments in manufacturing and website development in second plan and lowering expenditures in administrative expenses. If it is the case, our sole officer and director will pay for any additional expenses.  Any expenses paid by our sole officer and director will be on a shareholder’s loan basis.

The Company would prioritize its expenditures in the following order regardless of the amount raised.

1.

Legal and Administration as required to remain a current filer as required after this prospectus becomes effective.

2.

Product Development and Selection of Manufacturers with a goal to create initial sample products.

3.

Marketing with an objective to show samples to potential retail outlets and secure initial orders.

4.

Website development with an objective to create a sight capable of generating revenues.

No proceeds from this Offering will be paid to our officer and director in the form of commissions, salary, or other compensation.

4    Determination of Offering Price

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the Company’s assets, book value, historical earnings, or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  Accordingly, the Offering Price should not be considered an indication of the actual value of our securities.

Dilution

We are offering shares of our common stock for $0.02 per share through this offering.  Since inception, September 21, 2010, our sole officer and director  purchased shares of its common stock for $0.001 per share. This is significantly lower than the price of the current offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of September 30, 2011, the Company had a net tangible book value of $ (9,763) or $(0.0009) per share. Net tangible book value per share is determined by dividing the net tangible book value (tangible assets less liabilities) of the Company by the number of shares of Common Stock  outstanding  at that date.

Adjusting  such net tangible  book value to give effect of the sale of 4,000,000 shares of Common Stock offered by the Company  at the offering  price set forth  on  the  cover  of  this  Prospectus,  and  the  receipt  and application of the net proceeds  there from,  but without taking into account any other changes in net tangible book value after  September 30, 2011, the pro forma net  tangible  book value of the Company as of September 30, 2011 would have been $ 64,237 or $0.0043 per share. This represents an immediate increase in the net tangible book value of $0.0043 per share to existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.02
Net tangible book value per share before offering	$(0.0009)
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.0043
Increase to present stockholders in net tangible book value per share after offering	$0.0052
Capital contributions	$80,000
Number of shares outstanding before the offering	11,000,000
Number of shares after offering held by existing stockholders	11,000,000
Percentage of ownership after offering	73.3%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.016
Capital contributions	$80,000
Percentage of capital contributions	87.9%
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	26.7%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.017
Capital contributions	$60,000
Percentage of capital contributions	84,5%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	21.4%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.018
Capital contributions	$40,000
Percentage of capital contributions	78,4%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	15.4%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$0.020
Capital contributions	$20,000
Percentage of capital contributions	64.5%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	8.3%

Selling Security Holders

Our current shareholder is not selling any of the shares being offered in this prospectus.

Plan of Distribution

11,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 4,000,000 shares of its common stock at the price of $0.02 per share.

TS will receive all proceeds from the sale of those shares. The price per share is fixed at $0.02.

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

2.

Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

3.

Our sole officer and director is not, nor will be at the time of her participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole officer and director does not intend to purchase any shares in this offering.

The offering will conclude when all 4,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. TS may at its discretion extend the offering for an additional 90 days. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

TS will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Description of Securities to be Registered

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:

(i)

have equal ratable rights to dividends from funds legally available therefore, when and if declared by our Board of Directors;

(ii)

are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

(iii)

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

(iv)

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming all 4,000,000 shares of common stock were sold, present stockholders will own approximately 73.3% of our outstanding shares.

Dividend Policy

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Terms of the Offering

The shares offered will be sold at the fixed price of $0.02 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date the registration statement is declared effective (which also serves as the date of this prospectus) and will continue for a period of 90 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed by or otherwise terminated by us (the “Expiration Date”).

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 4,000,000 shares of common stock we are offering as a self-under-written offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Right to Reject Subscription

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All amounts from rejected subscriptions will be returned immediately by us or our Attorney to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Preferred Stock

There are currently no Preferred Shares authorized and the Company has no plans to authorize or create a class of preferred shares.

Employee Stock Option Plan

At the time of this offering, the Company had no “Employee Stock Option Plan” nor does it plan to implement one in the foreseeable future.

Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, TS will act as its own transfer agent.

Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant or any of its parents or subsidiaries.  Nor was any such person connected with the Registrant or any of its parents or subsidiaries as a promoter, manager or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by  PLS CPA, A professional Corporation; 4725 Mercury St#270, San Diego, CA 92111, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Diane D. Dalmy, Attorney at Law, 8965 W. Cornell Place, Lakewood, Colorado 80227, our independent legal counsel, has provided an opinion on the validity of our common stock.

Information With Respect to Registrant

Introduction

Tireless Steps, Inc. was incorporated in the State of Nevada on September 21, 2010. We are a start-up stage company still in the development stage and without revenues; we have minimal assets and have incurred losses since inception.

Tireless Steps’ has chosen crumb recycled rubber from scrap tires as its core material.  Not only does it deliver an environmentally conscious application for recycled tires but it also provides for an excellent use of rubber’s elasticity and resilience to produce high quality and comfortable footwear.

The Company has identified and contacted a few suppliers. We have requested information on the availability of crumb rubber from old tires and if the companies would have it in stock or if we would need to order in advance.

We have contacted CRM Co. with business in Arizona, California and New York; Polyvulc USA from Vicksburg, MS and Majestic Mulch, from Bensalem, PA. We have received the following response from CRM Co., on August 8, 2011:  “We have as much crumb rubber derived from the recycling waste tires as you may need… Thank you for contacting us. Michael D. Harrington, Sales Manager.” We have not yet secured any contract with any Company as of the date of this prospectus and there is no negotiation in place so far.

Our initial target market is going to be Women’s non-athletic footwear..Our entry product in this market will be the flip-flops from our “Clear & Soft” footwear line, for those who seek a Green-conscious footwear solution that provides comfort and durability.

Our strategy is to differentiate from existing flip-flop products by marketing it as a Green alternative with top-quality design and comfort.

We have not commenced operations. We have not created a prototype for the flip-flops that we intend to be our first product into the market and we have not yet developed a "Clear & Soft" footwear line.

Our business model does not intent to compete directly with the larger companies. Tireless Steps intends to be a niche player. We intend to take advantage of our size to be able to respond to market trend quicker than our larger competitors.

We have not entered into agreements or negotiations with any entity and we have no contract or agreement to provide goods or services as of the date of this prospectus.

Marketing Analysis

The company’s initial market analysis objective was to investigate the market potential of recycled footwear, its attractiveness, and its business feasibility. Due to the limited capital resources initially available, this analysis is based on the experience of the company’s president in the fashion and retail market and studies freely available on Internet. As it will be shown in the next topics however, we strongly believe that this analysis indicates that the recycled footwear market has the potential to be a promising and profitable business. Once funds have been raised, the company intends to conduct a deeper and more detailed analysis using studies from well recognized research companies in order to better support our strategy and business plans.

The information expressed herein is based on the initial research conducted by our president and reflects the Company’s beliefs. No payment has been received by our president for this initial research. All the research was made on the internet; therefore, all the information is widely available to the public.

10.1.1

The Footwear Retail Market

Tireless Steps, Inc.’s strategy is to differentiate from the competition by appealing to the potential customers’ “Green consciousness.”  We believe that the consumer’s desire to make eco-friendly purchasing decisions combined with a high quality product will lead us to capture a niche of the footwear market that we believe has not yet fully developed.

Market Segmentation

Aligned with our strategy and the initial analysis done by our president, the segmentation we are going to use to focus our product line is:

•

Based on user: women’s footwear

•

Based on age: 13 to 29 year old

•

Based on type: casual footwear

•

Based on material: rubber made of recycled tires

•

Niche: recycled footwear

Sales Channel

Our sales channel strategy will initially be focused on using our website and other web 2.0 tools to promote our products. As our brand achieves a greater penetration level in the marketplace the company intends on approaching physical outlets.  Furthermore, we intend on investigating some non-traditional, “Green Conscious” sales channels to supply our products.

Possible Suppliers

Initially the company intends to seek out a third party manufacturer that is capable of molding our first flip flops. TS will look to prioritize the selection of US manufacturers as we believe that this appeals to the buying criteria of our target market. Although we are aware that the production of our goods may be cheaper in other countries, we believe that, at least initially, the branding benefits of producing in the U.S.A will outweigh the lower cost benefits of producing elsewhere.

Due diligence in the pre-selected companies will be necessary in the earlier phases of the company’s operation, so we can properly decide which ones best fulfill the following requirements for being our supplier:

•

Quality of the crumb: granularity, conservation of the rubber properties, speck rate, etc.

•

Being a truly green industry: applying environmental low impact process, throughout from raw material procurement, through processing, manufacture, use and finally disposal.

•

Total cost of the material and delivery

•

Commitment: respecting what was agreed in terms of price, volume, delivery time, payment term.

Promotion & Advertisement

In the footwear market, where there are several well known and established companies, it is very important that the singularity of your brand and your product can be easily captured and kept in mind by your target market. As a small development stage company, Tireless Steps’ marketing strategy will be concentrated on exploring the power of the web 2.0 applications, such as:

•

Social-networking sites: this is the easiest way to get in contact with groups or communities which may have similar interests and share the values of Tireless Steps. Using these social networks, the propagation of our brand, products, news and innovations can be accomplished pro-actively.

•

Blogs: an effective way to promote a new idea, discuss new product releases and, most important, to educate. Publishing and participating in blogs that focus on our target market, should create brand awareness and product access in an efficient manner.

•

Video-sharing sites: videos posted on the internet, are sometimes viewed more than advertisements on a regular TV channel. This showcases the power of viral marketing and social networking. Tireless Steps intends to put its creative video promotions on websites while in parallel using blogs and other social-networking sites to promote them.

•

Web applications: search engines and smart advertisement engines can help your message hit the right audience.

Another strategic action we intend on taking is applying for the “Green Seal”, which “identifies a product as environmentally preferable, provides third-party corroboration of environmental claims, and distinguishes our product from competitors that can't support their environmental assertions.” This seal will play an important role promoting our brand on folders, websites, catalogs and ads, reinforcing the added “Green” value behind the brand and our products.

Product Line

The flip-flop is going to be the first product of Tireless Steps, Inc. This type of footwear was chosen because we believe there is room for improvement and growth within this niche.

In the development of the Tireless Steps’ flip-flops, we will introduce the “Clear & Soft” footwear line: clear conscious and comfortable walking side by side! The main selling features of this product line are going to be:

•

Respect: toward the environment and the human being.   This means that not only will the product be manufactured using green materials (recycled tires, eco-friendly glues, cotton, paper, etc) but it will also be manufactured with respect towards all who participate in the Tireless Steps vision – from the supply chain to the consumer.

•

Comfort: smooth and soft are the feelings this footwear line will provide to our customers. The right balance of rubber and other materials, such as leather, nubuck or cotton, properly designed will provide the comfort the feet deserve.

•

       Design: Tireless Steps will invest in the fusions of refined shapes and creative styles, using the power of different colors and environmental themes. This line will be known for its aggressive designs instead of staid styles, commonly found nowadays.

•

Technology: we are planning to apply the latest technological innovations so the Clear & Soft line can produce the most comfortable and stylish footwear from recycled tires.

Depending on the acceptance and profitability of the Clear & Soft line, we plan to develop other types of footwear, such as a boot sandal and a beaded sandal. They will be a natural evolution of this line, as will the movement towards the men’s non-athletic footwear market, another potential market for recycled rubber flip-flop and sandals. Accessories such as belts and bags manufacture from recycled tires may also be part of our product portfolio in the future.

Competitive Landscape

Our business model does not intent to compete directly with the larger companies. Tireless Steps intends to be a niche player. Therefore, the objective is to produce products which have few or no directly competitive products manufactured by the bigger companies. We intend to take advantage of our size to be able to respond to market trend quicker than our larger competitors.

More research regards our competition still needs to be done in order to assist the company to implement its business plan, see Plan of operation on page 3 6 .

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States and other jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the footwear industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, TS has no permanent staff other than its sole officer and director, Ms. Sun, who is the President and Chairman of the Company. Ms. Sun is employed elsewhere and has the flexibility to work on TS up to 15 hours per week. She is prepared to devote more time to our operations as may be required. She is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Available Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to Security Holders

We will be filing this Prospectus as part of a Form S-1 filing with the SEC and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act. These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The Company files its reports electronically with the SEC.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is http://www.sec.gov.

Market Price Of, And Dividends On The Registrant’s Common Equity And Related Stockholder Matters

There is presently no public market for our common stock.  Upon the effectiveness of the registration statement of which this Prospectus forms a part we anticipate approaching a broker dealer to applying for quotation of our common stock on the FINRA (Financial Industry Regulatory Authority) OTC-BB, the Company cannot apply without the sponsorship of broker dealer.  The Company can not be sure it will b able to obtain the sponsorship of any broker dealer to apply to the OTCBB on its behalf, Additionally we can provide Investors with no assurance that our common stock will be quoted on the OTC-BB or any other exchange, and if quoted, that a public market will materialize.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have one (1) stockholder, who is also the sole officer and director of TS.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

All of the presently outstanding shares of common stock, aggregating 11,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period,  provided the Company is current in its reporting obligations under the Exchange Act, and subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  The Company currently has one shareholder, our sole officer and director, who owns 11,000,000 restricted shares or 100% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop. As the Company is currently a Shell Company as defined by the SEC and Rule 144 does not apply.

Legal proceedings

We are not a party to any pending legal proceedings.

Financial Statements

Our fiscal year end is September 30. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

TIRELESS STEPS, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

September 30, 2011

Audited

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

PLS CPA, A PROFESSIONAL CORPORATION

4725 MERCURY STREET #210 SAN DIEGO CALIFORNIA 92111

TELEPHONE (858)722-5953 FAX (858) 761-0341 FAX (858) 433-2979

E-MAIL changgpark@gmail.com

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Tireless Steps, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Tireless Steps, Inc. (A Development Stage “Company”) as of September 30, 2011 and 2010, and the related statements of operation, changes in shareholders’ equity and cash flow for the year ended September 30, 2011 and 2010, and for the period from September 21, 2010 (inception) to September 30, 2011. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tireless Steps, Inc. as of September 30, 2011 and 2010, and the result of its operation and its cash flow for the years ended and for the period from September 21, 2010 (inception) to September 30, 2011 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/PLS CPA

____________________

PLS CPA, A Professional Corp.

October 24, 2011

San Diego, CA. 92111

TIRELESS STEPS, INC.
(A Development Stage Company)

BALANCE SHEETS

	September 30, 2011	September 30, 2010

ASSETS

CURRENT ASSETS
Cash	$2,726	$-
TOTAL ASSETS	$2,726	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$11,604	$6,250
Loans from Related Party	885	518
TOTAL CURRENT LIABILITIES	$12,489	$6,768

STOCKHOLDERS’ EQUITY ( DEFICIT )
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
11,000,000 and 0 shares as of September 30,2011 and 2010	$11,000	$-
Deficit accumulated during the development stage	(20,763)	(6,768)
TOTAL STOCKHOLDERS’ EQUITY/(DEFICIT)	$(9,763)	$(6,768)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)	$2,726	$-

The accompanying notes are an integral part of these financial statements

TIRELESS STEPS, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
Audited

		From	Cumulative results
	Year	September 21, 2010	from inception
	ended	to	(September 21, 2010) to
	September 30, 2011	September 30, 2010	September 30, 2011
REVENUE

Revenues	$-	$-	$-
Total Revenues	$-	$-	$-

EXPENSES

Office and general	$1,995	$518	$2,513
Professional Fees	12,000	6,250	18,250
Total Expenses	$13,995	$6,768	$20,763

NET LOSS	$(13,995)	$(6,768)	$(20,763)

BASIC AND DILUTED LOSS PER COMMON SHARE
	$-	$-	-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

	11,000,000	-	-

The accompanying notes are an integral part of these financial statements

TIRELESS STEPS, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
From inception (September 21, 2010) to September 30, 2011

Audited

			Deficit
	Common Stock		accumulated
			during the
	Number of		development
	shares	Amount	stage	Total
Balance at inception - September 21, 2010	-	-	-	-

Net loss for the period from inception
to September 30,2010			(6,768)	(6,768)
Balance, September 30, 2010	-	$-	$(6,768)	$(6,768)
Common Shares issued at $0.001
on October 1, 2010	11,000,000	11,000		11,000

Net loss for the year ended
September 30, 2011	-	-	(13,995)	(13,995)

Balance, September 30, 2011	11,000,000	$11,000	$(20,763)	$(9,763)

The accompanying notes are an integral part of these financial statements

TIRELESS STEPS, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
Audited

	Year	From	September 21, 2010
	ended	September 21, 2010 to	(date of inception) to
	September 30, 2011	September 30, 2010	September 30, 2011

OPERATING ACTIVITIES
Net loss	$(13,995)	$(6,768)	$(20,763)
Adjustment to reconcile net loss to net cash
used in operating activities
Increase (decrease) in accrued expenses	$5,354	$6,250	$11,604

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
	$(8,641)	$(518)	$(9,159)

FINANCING ACTIVITIES
Proceeds from sale of common stock	11,000	-	11,000
Loan from related party	367	518	885
NET CASH PROVIDED BY FINANCING ACTIVITIES
	$11,367	$518	$11,885

NET INCREASE ( DECREASE) IN CASH	$2,726	$0	$2,726

CASH, BEGINNING OF PERIOD	$-	$-	$-

CASH, END OF PERIOD	$2,726	$0	$2,726

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-	$-

Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements

TIRELESS STEPS, INC.

(A Development Stage Company)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

September 30, 2011

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on September 21, 2010 and established a fiscal year end of September 30. We are a development-stage Company organized to provide pleasure and comfort in every step of a person’s life and to be an active agent of the environmental preservation, through using recycled rubber from scrap tires.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Advertising

Advertising costs are expensed as incurred.  As of September 30, 2011, no advertising costs have been incurred.

Property

The Company does not own or rent any property.  The office space is provided by the president (or a director or whoever) at no charge.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

TIRELESS STEPS, INC.

(A Development Stage Company)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

September 30, 2011

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In  February  2010,  the FASB issued  Accounting  Standards  Update  ("ASU") No.2010-09,  "Amendments to Certain Recognition and Disclosure  Requirements" ("ASU2010-09"),  which is included in the FASB Accounting Standards Codification (the "ASC") Topic 855 (Subsequent Events). ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company's financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a negative working capital of $9,763, and net loss from operations since inception of $20,763. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 5 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of September 30, 2011, the Company has not granted any stock options and has not recorded any stock-based compensation.

On October 1, 2010 the Company issued 11,000,000 Founder’s shares at $0.001 per share for net funds to the Company of $11,000.  As of  September 30, 2011. The Company has 11,000,000 shares issued and outstanding.

TIRELESS STEPS, INC.

(A Development Stage Company)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

September 30, 2011

NOTE 6 – LOAN PAYABLE – RELATED PARTY LOANS

The Company has received $885 as a loan from a related party. The loan is payable on demand and without interest.

NOTE 7 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period. The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of September 30, 2011 and 2010 are as follows:

TIRELESS STEPS, INC.

(A Development Stage Company)

	September 30, 2011	September 30, 2010

Net operating loss carry forward	20,763	6,768
Effective tax rate	35%	35%
Deferred tax assets	7,267	2,369
Less: Valuation Allowance	(7,267)	(2,369)
Net deferred tax asset	$ 0	$ 0

The net federal operating loss carry forward will expire between 2027 and 2028.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 8 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through October 24, 2011, the date the financial statements were available to be issued, and has determined that there are no events to disclose.

Management’s Discussions And Analysis Of Financial Condition And Results of Operations

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

As long as we succeed to raise the funds required to start our operation, TS plans to develop its initial activities in 18 months, as shown in the following table, which presents the planned activities, responsible, duration and forecasted investments:

Tireless Steps

	Activities	Responsible	Duration	Forecast ($)	1st	2nd	3rd	4th	5th	6th	7th	8th	9th	10th	11th	12th	13th	14th	15th	16th	17th	18th
1	**Market Analysis**		**6 months**	**11.000**																		
	1.1 Green Footwear Market Research Acquisition	President	1 month	6.000																		
	1.2 Deeper analysis of the footwear market and revision of business plan	President	3 months	3.000																		
	1.3 Requirements analysis for product development	President	2 months	2.000																		
2	**Selection of Suppliers & Manufactures**	President	**3 months**	**3.000**																		
3	**Product Development**		**7 months**	**15.000**																		
	3.1 Prototyping & Testing	President	2 months	5.000																		
	3.2 Consumer's analysis	President	2 months	4.000																		
	3.3 Final prototype and product manufacturing specifications	President	3 months	6.000																		
4	**Manufacturing Planning**		**3 months**	**3.000**																		
	4.1 Selecting manufacturing resources	Supplier to be selected	2 months	1.000																		
	4.2 Plan the operation and processes	President	2 months	1.000																		
	4.3 Studies of materials and resources	Supplier to be selected	2 months	1.000																		
5	**Marketing Planning**		**4 months**	**4.000**																		
	5.1 Mix and Price analysis	President	2 months	1.500																		
	5.2 Promotion & Advertisement plan	President	2 months	2.500																		
6	**Website development**		**6 months**	**14.000**																		
	6.1 Define website structure, navigation and design	President	2 months	3.000																		
	6.2 Contract website developer and art designer	President	1 month	1.000																		
	6.3 Website online	Supplier to be selected	6 months	10.000																		
7	**Legal and regulatory studies**	President	**2 months**	**5.000**																		
8	**Offering expenses**	President	**6 months**	**6.000**																		
9	**Legal & Accounting**	Attorney's and Accountant's Company	**18 months**	**14.000**																		
10	**Stationery & copy**	President	**18 months**	**5.000**																		
	Total		**18 months**	**80.000**

1.        Market Analysis (6 Months, total estimated cost $11,000): The  Company intends on  doing a more detailed analysis of the footwear market as a whole, then narrowing the research to our niche market.  This study will help determine the viability and profitability of TS’ products. The Company’s President will take overall responsibility for the task but intends to hire a University student to do the research and report.  It is possible that the same student will simultaneously be able to completed additional research as outlined below in 1.1 and report back to the President.

1.1.

  Green Footwear Market Research Acquisition (Month 1, estimated cost $6,000) : selection and purchase of market research on the footwear industry and green awareness from market research companies. This market research will assist the company in the decision making process and business development of TS. The Company’s President will have overall responsibility for this task but intend to hire a University student to complete this task and report back to the President.

1.2.

  Deeper analysis of the footwear market and revision of business plan (from Month 2 to 4, estimated cost $3,000): study and analysis of the data from the market research may determine that a revision of TS’s business plan is required. The Company’s President will have overall responsibility for this task but intend to hire a University student to complete this task and report back to the President.

1.3.

  Requirements analysis for product development (Months 5 and 6, estimated cost $2,000): the results of the market analysis will assist in defining the characteristics that should be present in our product and product development process. The Company’s President will have overall responsibility for this task but intend to hire a University student to complete this task and report back to the President.

2.

Selection of Suppliers & Manufactures (from Month 15 to 17, total estimated cost $3,000) :.  Based on the characteristics determined in section 1.3 we will be well prepared to select the suppliers and manufacturers that can support these needs. The President of the Company based on the compilation of research and with an initial product specification in hand will approach various manufacturers within the USA that can produce the Company’s product to meet its specifications. The Company will focus on US manufactures primarily, if the Company is unable to find a US based manufacturer that can meet the Company’s needs on favorable terms the Company’s President will seek manufacturers in China or possibly Mexico.  The President will also formally contact various US based suppliers of raw materials to negotiate product quality, pricing and volumes.

 The Company has identified and contacted a few suppliers. We have requested information on   the availability of crumb rubber from old tires and if the companies would have it in stock or if we would need to order in advance.

We have contacted CRM Co. with business in Arizona, California and New York; Polyvulc USA from Vicksburg, MS and Majestic Mulch, from Bensalem, PA. We have received the following response from CRM Co., on August 8, 2011:  “We have as much crumb rubber derived from the recycling waste tires as you may need… Thank you for contacting us. Michael D. Harrington, Sales Manager.” We have not yet secured any contract with any Company as of the date of this prospectus and there is no negotiation in place so far.

3.

Product Development (7 Months, total estimated cost $15,000):.

3.1.

 Prototyping & Testing (Months 7 and 8, estimated cost $5,000):

the company intends on building a prototype of the products to test their design, durability and overall effectiveness.  Depending on the results, new tests may be required, which could lead to further product adjustments. Once the Company has selected a raw material supplier and a manufacturer they will order some products samples / prototypes to be made. As the process will be a type of injection molding it is anticipated that the manufacturer will use a computerized CNC machine to make a single cavity aluminum mold to create the samples. This type of prototyping is reality inexpensive but as the individual cost of each sample will be much higher tham full manufacturing the products supplied can only be used for product and consumer testing. The president of the Company will oversee this process.

3.2.

  Consumer's analysis (Months 9 and 10, estimated cost $4,000): We expect to present the products’ prototypes to a diverse selection of consumers in order to obtain their input on the products.  Depending on the results, further prototyping and testing may be required. Once the Company has a number of initial product samples in hand the Company intends to create a product survey to be answered by its core targeted consumer base. The Company intends to get the samples into the hands of several students in Universities and Colleges based on the west coast of America. These students will show the products to other students while asking these students to fill out the survey form. Once the survey of approximately 100 consumers has been completed they will be reviewed by the president to see what if any changes need to me made to the prototypes prior to production. The Company may have a draw to win a nominal prize in order to entice students to take the survey.

3.3.

  Final prototype and product manufacturing specifications (from Month 11 to 13, estimated cost $6,000): , Once all of the above research and testing has been performed then the final prototype is made and manufacturing specifications are defined. The final product design and initial products manufactured will be at the sole discretion of the Company’s president. The Company’s president has been in the footwear industry for many years and has a good understanding of the market.

4.

Manufacturing Planning (3 months, total estimated cost $4,000): the objective is to manufacture the product using that plan that successfully balances the constraints of time, cost, resources, risk, quality, and scope.

4.1.

 Selecting manufacturing resources (Months 13 and 14, estimated cost $1,000): We intend to evaluate the manufacturing resources available in order to ensure that we are able to meet the quality and cost objectives determined in the research and product development stage. The Company would prefer to secure manufactures’ and suppliers within the United States as part of its current  marketing is to promote domestic products. If the Company cannont find a manufacturer in the United States and with favorable terms it will seek manufacturing in Asia or possibly Mexico. The Company’s president has contacts in Asia in the manufacturing of footwear. The Company’s president will have the responsibility to source and negotiate the manufacturing of the Company’s products.

4.2.

Plan the operation and processes (Months 14 and 15, estimated cost $1,000): We anticipate creating an operation and process guide that outlines the best application of our resources, materials, time, and human resources.  This is intended to define and maximize our production efforts. The president of the Company will oversee this process and will be responsible for all decisions made.

4.3.

 Studies of materials and resources (Months 14 and 15, estimated cost $1,000): a detailed study of materials and resources should be performed in order to prevent waste and inappropriate dedication of resources. The company must also ensure that we are maximizing our green quotient with the raw materials so as to keep with our overall mission of producing environmentally conscious products. The president of the Company will oversee this process and will collect information from suppliers and producers to make an optimal decision.

5.              Marketing Planning (4 Months, total estimated cost $4,000):   A formal marketing plan should be  developed in order to better promote, place, and sell our products.

5.1.

  Mix and Price analysis (Months 7 and 8, estimated cost $1,500):   The Company anticipates analyzing similar products offered by competitors to help determine a market price for our products to remain competitive in the industry. The Company’s President has several years experience in the retail footwear market and will be responsible for the Company’s product pricing.

5.2.

  Promotion & Advertisement plan (Months 8 and 9, estimated cost $2,500): The Company anticipates defining a strategy to pinpoint our target market and communicate our value proposal, product names and brand and define the sales channel strategy for each product in our portfolio. The basis of the Company’s product marketing is green, environmentally friendly and locally manufactured. As the Company finalizes some of its product offerings the core value statements and corporate goals may have to be adjusted. The Company’s President has several years experience in the retail footwear industry and will ultimately be responsible for the final marketing strategies and retail/whole channels the company will utilize, the Company’s president has global contacts in both these areas.

6.

Website development (6 Months, total estimated cost $14,000): The Company intends on building an e-commerce website to help facilitate the sale of our products. The president of the Company will oversee this process and will also be responsible for the selection of the third party web developer and art designer.

6.1.

 Define website structure, navigation and design (Months 10 and 11, estimated cost $3,000): The design of our website should be geared towards product education and e-commerce.  We are looking to educate the client on our value added proposition – the Green factor – then make it extremely simple for them to purchase our products.  The site will be very user friendly while search engine optimization will allow consumers to find out website without difficulty.

6.2.

 Contract website developer and art designer (Month 11, estimated cost $1,000): We intend on selecting a website developer and art designer to build our website an e-commerce channel.

6.3.

 Website online (from Month 13 to 18, estimated cost $10,000):   Once the website is online, testing will be required to ensure that it is functioning at its intended potential. The president of the Company will oversee the whole process.

7.

Legal and regulatory studies (2 months – Months 7 and 8, total estimated cost $5,000):   A legal and regulatory study should be performed to identify any potential legal implications on our business. The president of the Company will oversee this process and will search for and hire an attorney if necessary.

8.

Offering expenses (6 months – from Month 1 to 6, total estimated cost $6,000): every activities and related investments with the objective to make this offer to succeed, including costs related to keep our status current with the SEC. The president of the Company will oversee this process and will be responsible to disburse the money.

9.

Legal & Accounting (18 Months, total estimated cost $14,000): every activities and related investments which are legal and accounting in nature, considering the operation of our business, especially costs to keep our status current with the SEC. The president of the Company will oversee this process.

10.

Stationery & copy (18 Months, total estimated cost $5,000): every activities and related investments which are administrative in nature, considering the operation of our business, including materials and copies of documents to keep a proper and organized file with all the documents and receipts. The president of the Company will be responsible for this.

Results of Operations

For the period from inception through September 30, 2011, we had no revenue. Expenses for the same period totaled $20,763 resulting in a Net loss of $20,763. The majority of expenses are associated with the filing of the Company’s S-1, including auditing and legal fees.

Capital Resources and Liquidity

As of September 30, 2011 we had $2,763 in cash, with liabilities of $12,489, costs mostly associated with the filing of this prospectus.  As of the filing date of this prospectus, Ms. Sun has lent the Company $885 dollars to bring the Company’s payables up to date. The funds forwarded to the Company by the President have no interest and no fixed repayment date.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. We believe that 25% of the amount of the offering would likely allow us to operate for at least one year.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

The Company has no plans to seek and private placements or debt financing at this time.

We are highly dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a future private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Ms. Sun has indicated that she may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement with Ms. Sun. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Should the Company fail to raise capital through this offering and Ms. Sun is unwilling or unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised.  As the Company does not currently have enough cash to fund its business plan and may not have enough to pay all of its liabilities; if the Company is unable to raise funds from this offering it may be able to issue restricted common shares to its creditors to satisfy their debts. The Company would only offer its creditors shares to settle debt if unable to raise equity financing. The

Company would not settle any related debt with this type of share offering.  The Company’s current debts are to its attorney, auditor and EDGARizer. There is no assurance that any of the Company’s creditors would accept restricted shares from the company in exchange for its debt.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has:

(i)

any obligation arising under a guarantee contract, derivative instrument or variable interest; or

(ii)

a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

Directors, Executive Officers, Promoters, and Control Persons

Set forth below is the name and age of each individual who was a director or executive officer of TS  as of the date of this Prospectus, together with all positions and offices of the Company held by each and the term of office and the period during which each has served.

Our sole director serves until her successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

Name	Age	Position with the Company	Term Of Office
Lei Sun	33	President, Secretary, Treasurer, Chief Financial Officer and Chairman of the Board of Directors.	September 30, 2011 - Present

The person named above has held her offices/positions since inception of our Company and is expected to hold her offices/positions at least until the next annual meeting of our stockholders.

Ms Sun is currently employed in the footwear industry and has a great sense of what sells and what doesn’t; additionally she has a degree with a major in accounting. The Company feels that these two attributes qualify her in her role as President  & CEO of Tireless Steps. She has experience in personnel hiring and management along with general business experience in the retail industry. She is also experienced in developing procurement procedures, purchasing, manufacturing and logistics matters of footwear.

Biographical Information

Lei Sun, Founder, sole Director, President, Secretary, Treasurer, Chief Financial Officer and Chairman of the Board of Directors. Age 33. Ms. Sun graduated from YangZhou Institute of Technology in 2003, with a major in accounting.

Ms. Sun first professional experience begun in February 2004 as manager of the Human Resources Department of Shanghai Century Lianhua Supermarket Holding Co., Ltd., whose operations are based on hypermarkets, supermarkets and convenience stores in the People's Republic of China. Ms. Sun’s work experience with Shanghai Century Lianhua Supermarket Holding Co., Ltd., taught her personnel hiring and management along with general business experience in the retail industry.  Ms. Sun left this position May of 2009 to work for Highline United.

Since June 2009 to present, Ms. Sun has being employed with Highline United, a New-York-based firm, offering a wide range of footwear to retailers globally. Located at the Shanghai’s branch, Ms. Sun is in charge of the Operations Department, developing procurement procedures, purchasing, manufacturing and logistics matters of the Highline United’s footwear portfolio.

We believe that the conjunction of experiences in retail and women’s footwear enables Ms. Sun to conduct the development of Tireless Steps and manage its operations. .

Involvement in Certain Legal Proceedings

To our knowledge, during the past five years, no present or former director or executive officer of our company:

(1)

filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which she was a general partner at or within two years before the time of such filing, or any corporation or business association of which she was an executive officer within two years before the time of such filing;

(2)

was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining her from or otherwise limiting the following activities:

a.

acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

b.

engaging in any type of business practice;

c.

engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws;

(4)

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

(5)

was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate;

(6)

was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Ms. Sun other business interests and her involvement in TS. Ms. Sun is currently involved in the footwear industry; her current employer has a focus on fashionable shoes and a medium price and does not focus on the casual footwear market. There can ne no assurance that a conflict of interest may arise in the future between Ms, Sun’s current employer and the Company, this could have an adverse effect on the Company. T is possible at some pint Ms. Sun may have to choose between her loyalties, at this time we cannot speculate what decisions Ms. Sun would make should this problem arise.

Executive Compensation

Ms. Sun is the sole director, officer and executive of the company.  To date Ms. Sun has not received any compensation from the company.  She has not had and does not have any employment agreement with the company and neither she nor the company has any present intention to enter into such an agreement any time in the future.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (September 21, 2010) through the date of this prospectus..

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lei Sun President	2010	0	0	0	0	0	0	0	0
Lei Sun President	2011	0	0	0	0	0	0	0	0

We did not pay any salaries in 2010 and will not pay salary in 2011. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

 The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of September 30, 2011.

Outstanding Equity Awards at Fiscal Year-End
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Lei Sun	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of TS has not adopted a stock option plan. The Company has no plans to adopt an option plan but may choose to do so in the future. If such a plan is adopted, it may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. TS may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (September 21, 2010) through the date of this prospectus.

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lei Sun	0	0	0	0	0	0	0

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's common stock as of the date of this prospectus.  Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of the date of this prospectus. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Amount and Nature of Beneficial Ownership as of the date of this prospectus,

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold
Common Stock	Lei Sun 602-299 Quyang Road, Shanghai, China - 200081	11,000,000	100%	73.3%	78.6%	84.6%	91.7%
Common Stock	All Officers and Directors as a Group (1 person)	11,000,000	100%	73.3%	78.6%	84.6%	91.7%

[1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct and indirect stock holdings. Ms. Sun is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

Certain Relationships and Related Transactions and Director Independence

On October 1, 2010, we issued a total of 11,000,000 shares of common stock to Ms. Lei Sun, our sole officer and director, for total cash consideration of $11,000. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

As of the filing date of this prospectus, Ms. Sun has lent the Company $885 to bring the Company’s payables up to date. The funds forwarded to the Company by the President have no interest and no fixed repayment date.

Disclosure of Commission Position of Indemnification For Securities Act Liabilities

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below.  All expenses incurred with respect to the distribution will be paid by the Company.

Legal and Accounting	$4,500.00
SEC Filing Fee	$9.29
Printing & Transfer Agent	$1,500.00

TOTAL	$6,009.29

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

Indemnification of Directors and Officers

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Recent Sales of Unregistered Securities

TS is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

The shares were offered and sold in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering..

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

OCTOBER 1, 2010

We have issued 11,000,000 common shares to our sole officer and director for total of $11,000 receivable, or $0.001 per share.

The shares were offered and sold in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

 Exhibits And Financial Schedules

Exhibits

The following documents are attached hereto as exhibits:

Exhibit No.	Document
3.1	Articles of Incorporation, previous filed on January 13, 2011
3.2	Bylaws, previous filed on January 13, 2011
5.1	Legal Opinion
23.1	Consent of Independent Accountant

Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Shangai, China , on this 18th  day of November, 2011.

Tireless Steps, Inc.

/s/ Lei Sun

Lei Sun

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Lei Sun

Lei Sun

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

November 18, 2011